SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 29, 2004
Date of Report
 (Date of earliest event reported)

RITA Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-30959	94-3199149
(Commission File Number)	(I.R.S. Employer Identification No.)

967 N. Shoreline Blvd.
Mountain View, CA 94043
(Address of principal executive offices, with zip code)

(650) 314-3400
(Registrant's telephone number, including area code)

Item 8.01. Other Events and Required FD Disclosure.

On September 29, 2004, RITA Medical Systems, Inc., a Delaware corporation (“RITA”), announced that in a presentation made at the Cardiovascular and Interventional Radiological Society of Europe (CIRSE) 2004 meeting results were presented from a prospective multicenter trial demonstrating survival rates for patients with colorectal metastatic cancer in the liver treated with radiofrequency ablation (RFA) of 86%, 47%, and 24% after 1 year, 3 years, and 5 years, respectiv ely. A copy of RITA’s press release announcing these findings is attached as Exhibit 99.1 hereto and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA Medical Systems, Inc.

Date: September 29, 2004        By: /s/ Donald Stewart
Donald Stewart, Chief Financial Officer and
Vice President Finance and Administration

RITA MEDICAL SYSTEMS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of RITA Medical Systems, Inc. dated September 29, 2004.